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                                                                     Exhibit 4.3

                          FIRST SUPPLEMENTAL INDENTURE

     FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of February 25, 2003, among IH HOLDING LLC, INDUSTRIAS HUDSON, S.A. de C.V., and HUDSON RESPIRATORY CARE TECATE, S. de R.L. de C.V. (collectively, the "New Subsidiary Guarantors"), subsidiaries of Hudson Respiratory Care Inc., a California corporation (the "Company"), HUDSON RESPIRATORY CARE INC., RIVER HOLDING CORP. and THE BANK OF NEW YORK, as successor to the corporate trust business of UNITED STATES TRUST COMPANY OF NEW YORK, as trustee under the Indenture referred to below (the "Trustee").


                              W I T N E S S E T H :


     WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of April 7, 1998, providing for the issuance of an aggregate principal amount of up to $115,000,000 of 9-1/8% Senior Subordinated Notes due 2008 (the "Securities");

     WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the New Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

     1. Agreement to Guarantee. The New Subsidiary Guarantors hereby agree,
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jointly and severally, to unconditionally guarantee the Company's obligations under the Securities on the term and subject to the conditions set forth in
Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture.

     2. Ratification of Indenture; Supplemental Indentures Part of Indenture.
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Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

     3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND
        -------------
CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS

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OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.

     4. Trustee Makes No Representation. The Trustee makes no representation as
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to the validity or sufficiency of this Supplemental Indenture.

     5. Counterparts. The parties may sign any number of copies of this
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Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     6. Effect of Headings. The Section headings herein are for convenience only
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and shall not effect the construction thereof.

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.

                                 IH HOLDING LLC,

                                 By: HUDSON RESPIRATORY CARE INC.,
                                     its Managing Member

                                 By:  /s/ Patrick G. Yount
                                     ---------------------------------------
                                     Patrick G. Yount
                                     Chief Financial Officer

                                 INDUSTRIAS HUDSON, S.A. de C.V.,

                                 By:  /s/ Patrick G. Yount
                                     ---------------------------------------
                                     Patrick G. Yount
                                     Sole Administrator

                                 HUDSON RESPIRATORY CARE INC.
                                 TECATE, S. de R.L. de C.V.,

                                 By:  /s/ Patrick G. Yount
                                     ---------------------------------------
                                     Patrick G. Yount
                                     Sole Administrator

                                 HUDSON RESPIRATORY CARE INC.,

                                 By:  /s/ Patrick G. Yount
                                     ---------------------------------------
                                     Patrick G. Yount
                                     Chief Financial Officer

                                 RIVER HOLDING CORP.,

                                 By:   /s/ Patrick G. Yount
                                     ---------------------------------------
                                     Patrick G. Yount
                                     Chief Financial Officer

                                 THE BANK OF NEW YORK, as Trustee,


                                 By:  /s/ Kisha A. Holder
                                     --------------------------------------
                                     Name:  Kisha A. Holder
                                     Title: Assistant Treasurer

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